UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 240.14a-12

Horizon Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed under Rule 14a-12

of the Securities Exchange Act of 1934

Filing by: Horizon Pharma, Inc.

Subject Company: Horizon Pharma, Inc.

SEC File No. of Horizon Pharma, Inc.: 001-35238

This Schedule 14A filing consists of a letter sent to stockholders of Horizon Pharma, Inc., a Delaware corporation (“Horizon”), relating to a proposed transaction between Horizon and Vidara Therapeutics International Public Limited Company, an Irish public limited company (“Vidara”), pursuant to the terms of a Transaction Agreement and Plan of Merger, dated March 18, 2014, by and among Horizon, Vidara, Vidara Therapeutics Holdings LLC, a Delaware limited liability company, Hamilton Holdings (USA), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“U.S. HoldCo”), and Hamilton Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of U.S. HoldCo, as amended by First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014.

Horizon sent the letter on August 27, 2014.

Additional Information and Where to Find It

In connection with the proposed transaction, Horizon and Vidara have filed documents with the SEC, including a definitive proxy statement/prospectus relating to the proposed transaction filed by Horizon and an effective registration statement on Form S-4 that includes the proxy statement/prospectus relating to the proposed transaction filed by Vidara. The definitive proxy statement/prospectus has been mailed to Horizon stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED DEFINITIVE PROXY/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HORIZON, VIDARA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to Horizon’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon’s Investor Relations department at 224-383-3000 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Horizon and its directors and executive officers and Vidara and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Horizon in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Horizon is also included in Horizon’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

August 27, 2014

Dear Horizon Pharma Stockholder:

We recently mailed to you a proxy statement/prospectus requesting your support of, among other matters, the adoption of the Merger Agreement and approval of the Merger to be voted upon at the Special Meeting of Stockholders scheduled for September 18, 2014.

After careful consideration, the Horizon board of directors has approved and declared advisable the Merger Agreement and the Merger, and has determined that the Merger Agreement and the Merger are fair to and in the best interests of Horizon and its stockholders.

Please Vote Your Horizon Pharma Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all stockholders to have their voices heard. The affirmative vote of a majority of the Horizon shares of common stock outstanding as of the record date of July 30, 2014 is required to adopt the Merger Agreement and approve the Merger.

There are three ways to vote your shares of Horizon Pharma – each only taking a few moments:

•	By Telephone – Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number available when calling;

•	By Internet – Stockholders can submit their vote via Internet at www.proxyvote.com ; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

If you need assistance in voting your shares or have questions regarding the Special Meeting, please contact Horizon Pharma’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of Horizon Pharma.

Sincerely,

Horizon Pharma

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com